EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-118260, 333-104083, 333-55820, 333-31636 and 333-52661) of Mettler-Toledo International Inc. of our report dated February 25, 2005 relating to the financial statements and financial statement schedules, which appear in this Form 10-K.

PricewaterhouseCoopers AG

/s/ Rolf Johner	/s/ Bernhard Bichsel

Rolf Johner	Bernhard Bichsel

Zurich, Switzerland
February 15, 2007